                                                                   Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Westminster Capital, Inc:

We consent to incorporation by reference in the registration statement No. 33-21177 on Form S-8 of Westminster Capital, Inc. of our report dated March
1, 1997, relating to the consolidated statements of operations, comprehensive income, shareholders' equity, and cash flows of Westminster Capital, Inc. and subsidiaries for the year ended December 31, 1996, which report appears in the December 31, 1998, annual report on Form 10-K of Westminster Capital, Inc.


/s/ KPMG LLP

Los Angeles, California
April 5, 1999